UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 13, 2022

Cruzani, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	001-39933	26-414571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 744 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 398-0002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock	CZNI	OTC Markets - Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 25, 2022, Cruzani, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) and warrant to purchase 1,500,000,000 shares (the “Warrant”), each convertible into shares of common stock of the Company (the “Common Stock”) with an institutional investor (the “Investor”) in connection with the issuance of a convertible note of the Company in favor of the Investor in the aggregate principal amount of $165,000.00 (the “Note”).

The Note bears interest at the rate of 12% per annum and has a maturity date of June 15, 2023.  In the event of a qualifying public offering of common stock by the Company prior to the maturity date, the Note shall be immediately payable from certain proceeds such offering.

The Warrant has a seven-year term from the date of issuance, is exercisable from the date of issuance, and includes “full-rachet” anti-dilution protection.

Item 9.01.	Financial Statements and Exhibits.

Exhibits

99.1	Secured Convertible Promissory Note

99.2	Securities Purchase Agreement by and between the Company and Investor

99.3	Common Stock Purchase Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRUZANI, INC.

Date: July , 2022	By:	/s/ Michael E. Lakshin
Michael E. Lakshin
President